UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 2, 2021
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

Fifth Amendment to Credit Agreement

On February 2, 2021, Everi Payments Inc. (“Everi Payments”), a wholly owned subsidiary of Everi Holdings Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Credit Agreement, dated May 9, 2017, as amended (the “Credit Agreement”), among Everi Payments, as borrower, the Company, as a guarantor, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole bookrunner.

Per the terms of the Amendment, the LIBOR and Base Rate floor components of the interest rate on the $735.5 million outstanding balance of the First Lien Term Loan under the Credit Agreement were reduced by 0.25% from 1.00% to 0.75% and from 2.00% to 1.75%, respectively. The LIBOR and Base Rate margins applicable to the First Lien Term Loan remain unchanged at 2.75% and 1.75%, respectively. The First Lien Term Loan under the Credit Agreement will be subject to a prepayment premium of 1.00% of the principal amount repaid for any voluntary prepayment or mandatory prepayment with proceeds of debt that has a lower effective yield than the repriced First Lien Term Loan or any amendment to the repriced First Lien Term Loan that reduces the interest rate thereon, in each case, to the extent occurring within six months of the effective date of the Amendment. The maturity of the First Lien Term Loan remains May 9, 2024, and no changes were made to the financial covenants or other debt repayment terms.

A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

The Company issued a press release on February 2, 2021 announcing the repricing of the First Lien Term Loan under the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1
Fifth Amendment to Credit Agreement, dated February 2, 2021, among Everi Payments Inc., as borrower, Everi Holdings Inc., as parent, the subsidiary guarantors party thereto, and Jefferies Finance LLC, as administrative agent.

99.1	Press release dated February 2, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: February 2, 2021	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer